UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2010

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

One Hughes Drive, Suite 606, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

(323) 330-9881
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐      Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Table of Contents

Section 3 SECURITIES AND TRADING MARKETS		1

Item 3.02	Unregistered Sales of Equity Securities	1

Section 5 CORPORATE GOVERNANCE AND MANAGEMENT		1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;	1
	Appointment of Certain Officers; Compensatory Arrangements
	Of Certain Officers

SIGNATURES		4

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02.  Unregistered Sales of Equity Securities

As of November 18, 2010, ante5, Inc., a Delaware corporation (the “Company”), has raised approximately $9.2 Million in the first phase of its private placement of common stock being made in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated under such section of the Act.  The private offering commenced on or about October 21, 2010 and is continuing.  The Company’s private placement seeks a maximum of $11,000,000 of total capital (including the overallotment provision) by offering up to 11,000,000 shares of common stock at $1.00 per share.  The placement is being made only to prospective investors who qualify as “accredited investors” as defined in Rule 501 of Regulation D of the Act.  The capital raised in the private placement so far has been and is expected to be utilized as follows: (1) $2,969,648 has been paid as the cash portion of the purchase price for the oil and gas properties (collectively, the “Mineral Leases”) purchased by the Company under the Asset Purchase Agreement, dated October 7, 2010, by and between the Company, as buyer, and Twin City Technical, LLC and Irish Oil and Gas, Inc., as sellers, which closed on November 12, 2010, and (2) the balance to fund the Company’s share of the drilling, completion and operating costs that are expected to be incurred by it on its recently acquired Mineral Leases and for general working capital purposes.  As of November 18, 2010, the Company had raised total capital of approximately $9,200,000 from the sale of 9,200,000 shares of its common stock in the private placement.  The Company plans to continue the private offering of the remaining 1,800,000 shares in the private placement at $1.00 per share until November 30, 2010, but, may either extend or shorten the time of the offering in accordance with its terms.

This notice does not constitute an offer to sell nor a solicitation to buy a security.  Any offer to sell or a solicitation to buy a security from the Company is made only to prospective investors with whom the Company has a pre-existing relationship and only by the complete Confidential Private Placement Memorandum covering the Company’s common stock in the private placement, including the risk factors described in the Memorandum.

The securities offered in the Company’s private placement have not been registered under the Act or any state securities laws.  No shares may be resold, assigned or otherwise transferred unless a registration statement under the Act is in effect, or the Company has received evidence satisfactory to it that such transfer does not involve a transaction requiring registration under the Act and is in compliance with the Act.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General.  On November 12, 2010, ante5, Inc., a Delaware corporation (the “Company”), experienced the following management changes among its executive officers and directors:  (1) Lyle Berman voluntarily resigned as a director of the Company, (2) Steve Lipscomb voluntarily resigned as the Chairman of the Board of Directors of the Company and as its Chief Executive Officer, President, Chief Financial Officer, and Corporate Secretary, but remained as an independent consultant to the Company with the same compensation arrangement that he had with the Company as an executive officer, (3) Bradley Berman, an existing director of the Company, was appointed as the Chairman of the Board of Directors, Chief Executive Officer and Corporate Secretary of the Company, and (4) Morris Goldfarb was appointed as a new independent director of the Company.  On November 15, 2010, Joshua Wert was hired as the new Chief Operating Officer and Interim Chief Financial Officer of the Company.  On November 16, 2010, Benjamin S. Oehler was appointed as a new independent director of the Company.

Compensation Arrangements.  In consideration for Bradley Berman’s service as the Chairman of Board of Directors, Chief Executive Officer and Corporate Secretary of the Company, the Company has agreed to pay to Mr. Berman the following compensation: an annual salary of $50,000, reimbursement of expenses, and the granting of 1,000,000 stock options to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $1.00 per share, exercisable for a period of ten (10) years from the date of grant (i.e. until November 12, 2020), vesting according to the following schedule: none on the date of grant, 333,334 on November 12, 2011, 333,333 on November 12, 2012, and 333,333 on November 12, 2013.

In consideration for Morris Goldfarb’s service as an independent director of the Company, the Company has granted to Mr. Goldfarb, effective November 12, 2010, 100,000 stock options to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $1.00 per share, exercisable until November 12, 2020, vesting according to the following schedule: none on the date of grant, 34,000 on November 12, 2011, 33,000 on November 12, 2012, and 33,000 on November 12, 2013.

The employment of Joshua Wert is agreed upon and effective as of November 15, 2010, but the actual commencement date of his services for the Company and the commencement of his salary and other compensation will be on a date in the near future to be agreed upon by the Company and Mr. Wert.  In consideration for Mr. Wert’s services as the Chief Operating Officer and Interim Chief Financial Officer of the Company, (1) the Company will pay to Mr. Wert an annual salary of $150,000, commencing on a date in the near future to be agreed by the Company and Mr. Wert, (2) he will be eligible for participation in the Company’s health plan commencing no later than July 2011 (in the interim, the Company will pay approximately $1,200 per month for Mr. Wert’s COBRA health premiums commencing in the near future when Mr. Wert begins full time work for the Company), (3) he will be eligible for participation in other Company employee benefit programs if and as they are implemented by the Company, such as 401(k) plans and disability and life insurance coverage, and (4) Mr. Wert is granted 500,000 stock options, effective November 15, 2010, to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $1.00 per share, exercisable until November 15, 2020, vesting according to the following schedule: none on the date of grant, 166,667 on November 15, 2011, 166,666 on November 15, 2012, and 166,666 on November 15, 2013.

In consideration for Mr. Oehler’s service as an independent director of the Company, the Company has granted to Mr. Oehler, effective November 16, 2010, 100,000 stock options to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $1.00 per share, exercisable until November 16, 2020, vesting according to the following schedule: none on the date of grant, 34,000 on November 16, 2011, 33,000 on November 16, 2012, and 33,000 on November 16, 2013.

Biographical Information.

 Morris Goldfarb.  In addition to serving as an independent director of the Company, Mr. Goldfarb is currently the Chairman of the Board and Chief Executive Officer of G-III Apparel Group, Ltd., a public reporting company traded on the NASDAQ securities trading market.  He is 60 years old.  G-III Apparel Group, Ltd. (“G-III”) was formed by Mr. Goldfarb and his father in 1974 and became a public company in 1989.  It is headquartered in New York, New York, and has distribution centers in Secaucus and South Brunswick and Newark, New Jersey, and Connecticut, with satellite offices in China, Hong Kong, South Korea and Amsterdam, Netherlands. G-III designs, manufactures, imports and markets an extensive range of men’s and ladies apparel, handbags and luggage under its many labels including Andrew Marc, Marc New York, and G-III by Carl Banks, and under private retail, proprietary and licensed labels.  G-III presently has license agreements with Calvin Klein, Kenneth Cole, Nine West, Cole Haan, Guess?, Jones Apparel, Jessica Simpson, Sean John, Tommy Hilfiger, Levi’s and Dockers brands, and sports licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League.   G-III operates 130 Wilsons outlet stores.   The company markets its products to national retail chains, department stores, and specialty stores throughout the United States.  Mr. Goldfarb also holds the following positions:

▪	President and Director of Leather Apparel Association
▪	Board of Directors of Lakes Entertainment, Inc.
▪	Board of Directors of Benjamin N. Cardozo School of Law
▪	Board of Directors of Fashion Delivers Charitable Foundation, Inc.
▪	Board of Directors of CIT Consumer Products Advisory Board
▪	One of the original founders of Rainforest Café
▪	Boards of Grand Casinos, Inc., until its merger with Hilton Hotel Corporation forming Park Place Entertainment
▪	Director and major shareholder of Panasia Bank, the first Korean-American commercial bank formed in New Jersey operating four branches

In 2002, Mr. Goldfarb was the recipient of the Business Man of the Year Award presented by the Government of South Korea.  In April 2008, the UJA-Federation of New York Menswear Division chose to honor Mr. Goldfarb as one of three outstanding business leaders in New York.   Mr. Goldfarb became a partner in Hamilton House Private, Ltd., an upscale dining restaurant in an old Shanghai art deco era building on The Bund, a well-known district in Shanghai.  Mr. Goldfarb also owned and operated a garment factory in Ulaan Baatar, Mongolia.  Mr. Goldfarb holds a Bachelor of Science in Marketing from Long Island University in New York.

Benjamin S. Oehler.  In addition to serving as an independent director of the Company, Benjamin S. Oehler is the President and founder of Bashaw Group, Inc., which he founded in 2007.  Bashaw Group advises business owners with regard to strategic planning, family health and education, business continuity, legacy, philanthropy and liquidity.  Prior to founding Bashaw Group, Mr. Oehler was from 1997 to 2007 the President and Chief Executive Officer of Waycrosse, Inc., a financial advisory firm for the family owners of Cargill Incorporated.  While at Waycrosse, Mr. Oehler was the primary advisor to the five family members serving on the Cargill Incorporated Board of Directors from 1999 to 2006.  Mr. Oehler played a key role in two major growth initiatives for Cargill: the merger of Cargill’s fertilizer business into a public company which is now Mosaic, Inc., and the transformation of Cargill’s proprietary financial markets trading group into two major investment management companies: Black River Asset Management, LLC and CarVal Investors, LLC.  An investment banker for 20 years, Mr. Oehler’s transaction experience includes public offerings and private placements of debt and equity securities, mergers and acquisitions, fairness opinions and valuations of private companies.  Prior to joining Waycrosse, Mr. Oehler was an investment banker for Piper Jaffray.  By the time he left Piper Jaffray in 1999, he was group head for Piper’s Industrial Growth Team.  He has also played a leadership role in a number of corporate buy-outs and venture stage companies, served on corporate and non-profit boards of directors, and has been involved in the creation and oversight of foundations and charitable organizations, as well as U.S. trusts and off shore entities.

Mr. Oehler has been a board member and founder of many non-profit organizations including the Minnesota Zoological Society, Minnesota Landscape Arboretum, The Lake Country Land School, Greencastle Tropical Study Center, and University of Minnesota Investment Advisor, Inc.  He has been a director of Waycrosse, Inc.,  WayTrust Inc, Dain Equity Partners, Inc., Time Management, Inc., BioNIR, Inc. and Agricultural Solutions, Inc.  In September 2007, Mr. Oehler completed the Stanford University Law School Directors Forum, a three-day update on key issues facing corporate directors presented by the Stanford Business School and Stanford Law School.  From 1984 through 1999, Mr. Oehler was  registered with the National Association of Securities Dealers (“NASD”) as a Financial Principal.

Mr. Oehler is a graduate of the University Of Minnesota College Of Liberal Arts and has completed all course work at the University Of Minnesota Business School with a concentration in finance.  Mr. Oehler is 62 years of age.

Joshua Wert.  Joshua Wert is joining the Company as its new Chief Operating Officer and Interim Chief Financial Officer on a full time basis.  Prior to joining the Company, Mr. Wert was a managing consultant for Operations, Human Resources and Finance at FRWD Co., a digital media service company founded in June 2009.  Mr. Wert was also the President of CopyCats Media from 2003 to 2010, a media supplier to the independent musician and film maker market.  Mr. Wert was the Senior Manager of Simondelivers.com from 1999 to 2003, where he was responsible for efficiently managing the fulfillment of over 3,000 customer orders per day, as well as inventory controls, supply chain design, inventory and product planning.  Mr. Wert was an Associate with McKinsey & Company, a prominent business consulting firm, from 1997 to 1999.  Mr. Wert is and has been a member of the Board of Directors of Signature Bank since 2003.  He has a Bachelors of Science from University of Wisconsin, Madison and a Master of Business Administration from the Carlson School of Management (1997), as well as a Juris Doctor from the University Of Minnesota Law School (1997), where he was on Law Review in 1995 and 1996.  Mr. Wert is 41 years of age.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

  Date:  November 18, 2010

/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer